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                          MEDICAL DEVICE ALLIANCE INC.
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                                  EXHIBIT 10.21




                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                              LYSONIX INCORPORATED

                                       AND

                                  MARENA GROUP

                             DISTRIBUTION AGREEMENT


         The Marena Group, Inc., a Georgia corporation with its principal offices located at 1072 Stovall Ridge Court, Lawrenceville, GA. 30243, (hereinafter referred to as "Supplier"), hereby grants to LYSONIX, INC., a Nevada corporation with its principal offices located at 1170 Mark Avenue, Carpinteria, California 93013, (hereinafter referred to as "Distributor"), the right to distribute and sell throughout the Territories, as defined below, those products set forth in paragraph 1, and Distributor accepts such grant for the term and on the conditions herein stated (the "Agreement").

         1.       PRODUCTS COVERED BY THE AGREEMENT

                  The products covered by the Agreement are those products and accessories set forth in the separate schedule, initialed by the parties, and attached to the Agreement as Exhibit "A", together with the parts and components necessary for the repair and replacement thereof, and all modifications, improvements, and developments pertaining to such products, accessories and components, all of which are hereinafter referred to as the "Products".

         2.       NEW PRODUCTS

                  Supplier may submit to Distributor specifications and, where feasible, samples of each new product which Supplier intends to manufacture. Within sixty (60) days after such submission, Distributor may acquire distribution rights for such new products by advising Supplier in writing that Distributor is electing to have such new products included within the Products described in paragraph 1 hereof. A revised Exhibit "A' setting forth the original products and the new products covered by the Agreement shall be prepared immediately, initialed by the parties hereto and attached to the Agreement. It is expressly understood and agreed that, in the event Distributor does not exercise its option to the exclusivity to distribute such new products, Supplier shall have the right to market those products as it deems fit in its sole discretion.

         3.       TERRITORIES

                  a. EXCLUSIVE DISTRIBUTION TERRITORIES. The Distributor shall have the right to sell and distribute the Products on an exclusive basis throughout the United States of America and any of the territories, possessions, protectorates and affiliates of the United States, excluding Puerto Rico (collectively, the "Exclusive Territories"). Supplier will not itself sell Products into the Exclusive Territories and will not appoint any other distributors, dealers, direct or indirect selling agents or in any way distribute or sell the Products in the Exclusive Territories during the term hereof.

                  b. INTERNATIONAL DISTRIBUTION TERRITORIES. The Distributor shall have the right to sell and distribute the Products on an exclusive basis in all international markets not identified as having existing assigned exclusive distributors previously appointed by Supplier and/or as identified in Exhibit B hereto. The Supplier shall identify all international countries in which exclusive distribution agreements exist prior to the execution of this Agreement.


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -2-

         4.       TERMS AND RENEWAL

                  The initial term of the Agreement shall begin September 17, 1997, and ending on December 31, 1998, unless earlier terminated as provided herein. The Agreement will be automatically renewed under two additional and separate renewals, annually, on January 1st of each of the next two subsequent years (the "Anniversary Date") unless written notice of non-renewal is given by either party ninety (90) days prior to the Anniversary Date. If such notice of non-renewal is given, the Agreement shall not be renewed and shall expire and terminate. Either party may terminate the Agreement "for cause" at any time in accordance with Paragraph 9 hereto. Upon expiration or termination of the Agreement, the Distributor shall only have the right to sell Products then in its possession and inventory.

         5.       DISTRIBUTOR'S DUTIES

                  a. Distributor shall purchase from Supplier for its own account for resale such Products and in such quantities to meet the demand in the Exclusive Territories and to always actively promote and sell the Products in the Exclusive Territories

                  b. Distributor shall submit its order for the Products on its standard purchase order form, a copy of which is attached hereto as Exhibit "C", without regard to any terms and conditions which may appear on the reverse of such standard purchase form;

                  c. Distributor shall promote and sell the Products, subject to Supplier's standard warranty, as may be amended from time to time by Supplier;

                  d. Distributor shall provide instructions to its customers in the use and routine maintenance of the Products and post-sale follow-up with customers as related to warranty, exchange, information, service or otherwise and to provide Supplier with feedback on leads in the Exclusive Territories provided to Distributor by Supplier;

                  e. Distributor shall work with and assist Supplier, using whenever feasible, the facilities of Distributor, and/or its related companies and divisions, in the modification and improvement of the Products and the development of new products;

                  f. Distributor shall promote and advertise the Products at important regional and national plastic surgery, cosmetic surgery and/or aesthetic surgery meetings attended by the Distributor, including the ASPRS annual trade show. Distributor shall coordinate with Supplier's Mr. Watkins for any travel required by Mr. Watkins with Distributor's sales persons;

                  g. Distributor shall maintain customer service staff, a direct sales force and sufficient inventory of the Products to meet the needs of the customers in the Exclusive Territories;

                  h. Distributor shall pay for printing of adequate quantities of brochures for use in sales of the Products and will coordinate with Supplier on a marketing and sales plan for each year under this Agreement during the fourth quarter of the preceding year;


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -3-

                  i. Distributor shall name Supplier as an additional insured on its product liability insurance;

                  j. Distributor shall not disclose during the term of the Agreement or for a period of two (2) years thereafter, any trade secrets or proprietary information obtained from Supplier before or during the term of the Agreement except to the extent that disclosure is required by law, the information is otherwise available to the public or the industry, the information is presently known to the Distributor, or the information is disclosed to Distributor by a third party who has a lawful right to disclose same.

         6.       SUPPLIER'S DUTIES

                  a. Supplier shall ship Distributor's orders for the Products, fob Atlanta, Georgia, at the prices set forth on Exhibit "A" hereto;

                  b. Supplier shall work with Distributor to provide the following information for the Products set forth in Exhibit "A":

                           i. Typical patient measurements for developing a product selection guide; and

                           ii. Quality control specifications including testing methods, sampling procedures, and acceptance levels.

                  c. Supplier shall give at least sixty (60) days prior written notice of each increase in price of the Products and honor Distributor's existing purchase orders at the prices in effect immediately prior to the effective date of such price increase if such purchase orders as placed sixty
(60) days prior to any announced price increase. Supplier hereby expressly warrants to Distributor that each such price increase shall be in full compliance with any and all price control restrictions, if any, imposed by the federal or any state government during the term of the Agreement;

                  d. Supplier shall adequately label, package and deliver the Products, using references to and trademarks of Supplier shall bear all costs associated with tagging, labeling and/or packaging of the products except that Distributor shall bear all costs associated with printing of package inserts for the Products, which the Supplier shall include in the Products' packaging;

                  e. At the Distributor's written request, Supplier will specifically label the Products on behalf of the Distributor, the cost of such special labeling shall be borne by the Distributor and all such labels shall include the Supplier's trademarked brand name, Marena, as approved by the Supplier;

                  f. Supplier shall notify Distributor immediately in writing should Supplier become aware of any defect or condition which may render any of the Products in violation of the United States Food, Drug and Cosmetic Act, or in any way alters the specifications and the quality of the Products;

                  g. Supplier shall notify Distributor prior to implementing any design changes in the Products and/or the manufacture, assembly or labeling process of the Products which could affect the quality of the Products;


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -4-

                  h. Supplier shall promptly turn over all sales leads for the Products from the Exclusive USA and International Territories covered in the Agreement to Distributor;

                  i. Supplier shall maintain property and comprehensive insurance to the levels needed to, in its sole discretion, maintain supplies of the Products;

                  j. Supplier shall furnish Distributor, upon written request and at Distributor's expense, suitable copy and photographs for use by Distributor in advertising and cataloging.

         7.       RETURNS AND CREDITS.

                  All returns shall be sent to Supplier freight and miscellaneous costs pre-paid, with approve return authorizations by Supplier noted on all packaging and documentation. At its discretion, Supplier may replace or repair any returned Products. If replacement or repair of the returned Products is not possible, the Supplier shall issue credit for returned merchandise according to the schedule below:

                  a. Merchandise returned in unused, salable condition (outside seal intact) within thirty (30) days of delivery: CREDIT @ 80% OF DISTRIBUTOR NET COST.

                  b. Orders for merchandise accepted by the Supplier and terminated by the Distributor prior to delivery: CREDIT @ 90% OF DISTRIBUTOR NET COST.

                  c.       Defective merchandise: CREDIT @ 100% OF DISTRIBUTOR
NET COST.

                  d. Merchandise processed in error by Supplier: CREDIT @ 100% OF DISTRIBUTOR NET COST.

                  e.       Merchandise not suitable for resale: NO CREDIT.

                  f.       Merchandise returned due to changes in product line:
CREDIT AMOUNT DETERMINED BY EACH CIRCUMSTANCE.

         8.       MINIMUM ORDERS AND PAYMENTS/DELIVERY SCHEDULE

                  a. Distributor agrees to order a minimum of $1,200,000 worth of Products under the Agreement from September 17, 1997 through December 31, 1998 (the first year of the Agreement), under non-revocable purchase orders issued to Supplier on a monthly basis by Distributor, with subsequent monthly purchase orders to be progressively increasing in dollar amounts but not to exceed an increase of ten percent (10%) of the previous month's purchase order dollar value, unless approved in writing by the Supplier. Distributor agrees to pay a deposit of Thirty Percent (30%) of each purchase order, to be enclosed with any purchase orders issued during the first year of the Agreement and the balance to be net 30 days from the date of shipment of the Products by the Supplier.

                  b. Upon the execution of the Agreement, Distributor agrees to pay the Supplier a non-refundable manufacturing incentive fee of Three Hundred Sixty Thousand Dollars ($360,000) to be credited first against the 30% deposit on the year's purchase orders.


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -5-
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                  c.       Distributor agrees to order a minimum of $1,500,000
worth of Products under the Agreement from January 1, 1999 through December 31, 1999 (the second year of the Agreement), under non-revocable purchase orders issued to Supplier on a monthly basis by Distributor, with any subsequent monthly purchase orders not to exceed an increase of ten percent (10%) of the previous month's purchase order dollar value, unless approved in writing by the Supplier.. Distributor agrees to pay a deposit of Ten Percent (10%) of each purchase order, to be enclosed with any purchase orders issued during the second year of the Agreement and the balance to be net 30 days from the date of shipment of the Products by the Supplier.

                  d. Distributor agrees to order a minimum of $1,800,000 worth of Products under the Agreement from January 1, 2000 through December 31, 2000 (the third year of the Agreement), under non-revocable purchase orders issued to Supplier on a monthly basis by Distributor, with any subsequent monthly purchase orders not to exceed an increase of ten percent (10%) of the previous month's purchase order dollar value, unless approved in writing by the Supplier.. Distributor agrees to pay any invoice balance net 30 days from the date of shipment of the Products by the Supplier for purchase orders issued during the third year of the Agreement.

                  e. Timely payment by Distributor to Supplier is of the essence. A finance charge of 1.5% per month shall be applied on all invoices not paid within thirty (30) days. Invoices shall be paid without deduction or offset. Distributor shall pay all costs of collection, including reasonable attorneys' fees if past due balances are collected by or through an attorney.

                  f. Distributor agrees that any delivery schedules agreed to by Supplier shall be construed as estimates and not firm commitments, unless a firm delivery date is agreed to in writing by Supplier.

         9.       PATENTS AND TRADEMARKS

                  a.       PATENTS

                  Supplier shall, in its reasonable discretion, prosecute diligently each application for United States and foreign patent which is now or hereafter pending covering some one or more of the Products and, upon issuance, shall, in its reasonable discretion, diligently prosecute each infringer thereof. Supplier shall defend, indemnify and hold harmless Distributor from and against any liability arising out of a claim of patent infringement made with respect to any of the Products. Supplier agrees to repurchase from Distributor, at a price equivalent to the full purchase price paid by Distributor, any quantity of the Products in Distributor's inventory which Products Distributor reasonably believes it should not or cannot sell, based on an opinion of counsel of the parties hereto that future sales by Distributor may result in patent infringement, or because of a decision, whether interlocutory or final, rendered in any patent infringement action.

                  b.       TRADEMARKS AND TRADE NAMES

                  Distributor recognizes that Supplier is the owner of the trademarks and trade names which may be used in the promotion and sale of the Products and that Distributor has no right or interest in such trademarks and trade names. Distributor further recognizes that Supplier, through its duly authorized representatives shall have the right to inspect Distributor's facilities at reasonable times to determine the quality of such labeling, packaging and inserts which will be placed on the Products.


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -6-
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                  c.       TRADEMARK LICENSE

                  Supplier hereby grants to Distributor the royalty-free right to use Supplier's trademarks on the products during the term of the Agreement, it being understood that Distributor shall discontinue the use of such trademarks upon the termination of the Agreement and disclaims any rights in the trademarks other than the said license.

         10.      TERMINATION

                  Either party shall have the right to terminate the Agreement, for cause, on written notice if the other: (a) commits or suffers any act of bankruptcy or insolvency; or (b) fails to cure any material breach in the provisions of the Agreement within forty five (45) days after written notice to the other party hereto of such breach.

         11.      PROCEDURES ON TERMINATION

                  a.       WINDUP

                  On the termination of the Agreement, for whatever reason, Supplier shall continue to honor Distributor's orders for the Products up to the effective date of termination and Distributor shall pay for such products all on the terms and conditions of the Agreement.

                  b.       REPURCHASE OF INVENTORY

                  Returns that cannot be replaced or repaired will be credited as per the Credit Schedule in paragraph 6 above for returned Products.

         12.      FORCE MAJEURE

         The obligations of either party to perform under the Agreement shall be excused during each period of delay caused by matters such as strikes, shortages of power or raw material, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform.

         13.      CONFIDENTIAL INFORMATION

                  a.       CONFIDENTIALITY

                  Supplier and Distributor acknowledge and agree that, pursuant to the Agreement, valuable information of a confidential nature may be disclosed by Distributor to Supplier or Supplier to Distributor; that such information shall be retained by either party in confidence; that the transmittal of such information by Distributor to Supplier or Supplier to Distributor is upon the expressed condition that the information is to be used solely for the purpose of effectuating the Agreement; and that Supplier or Distributor shall not, either during the term of the Agreement or for a period of two (2) years after its termination, use, publish or disclose or cause anyone else to use, publish or disclose any confidential information supplied by Supplier or Distributor, whether purchased by either party or provided free of charge by either party. Notwithstanding anything in the foregoing, the above restrictions on disclosure and use shall not apply to any information which Supplier or Distributor can show by written evidence was known to it at the time of receipt thereof from Supplier or Distributor or which may subsequently be obtained from sources other than Distributor or Supplier who are not bound by a confidentiality agreement with Distributor or Supplier. The cutting, spreading and sewing methods and the source and content of textiles and trims used by Supplier in the Products shall,


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -7-
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without limitation, be considered confidential information hereunder and for a period of two (2) years after its termination.

                  b.       PAYMENT FOR CONFIDENTIAL INFORMATION

                  The parties shall mutually agree as to what information, if any, will be provided to either party and what the cost, if any, will be to either party for such information. The nonpayment by either party of financial charges for confidential information is grounds for immediate termination of all such information.

                  c.       REMEDY

                  Supplier and Distributor recognize and acknowledge that either party would not have any adequate remedy at law for the breach of any one or more of the covenants contained in this paragraph and agree that, in the event of such breach, Distributor or Supplier may, in addition to the other remedies which may be available to it, arbitrate in equity to enjoin Supplier or Distributor from the breach of any of the terms of the Agreement.

         14.      ADDITIONAL COVENANTS OF SUPPLIER AND DISTRIBUTOR

                  During the term of the Agreement and for a one year period commencing on the date of termination or expiration of the Agreement (the "Termination Date"), neither Supplier nor Distributor shall engage in or attempt to engage, directly or indirectly, in any of the following acts: (i) Solicit, recruit, hire or contract with any person who was employed by, served as an employee, officer, agent, dealer, distributor or representative of the other party hereto, as the case may be, at any time during one-year prior to the Termination Date, without the expressed written consent of such party; (ii) disclose, divulge, sell, give away or otherwise make known to any other person, any confidential information or trade secrets of the other party hereto, as the case may be; or (iii) acquire, without the express written consent of the other party hereto, as the case may be, any equity ownership interest in any business engaged in a substantially similar or identical business to that of the other, as the case may be, on the Termination Date.

         15.      WARRANTIES AND REMEDIES

                  Products sold to Distributor are warranted only to the extent set forth below:

                  a. Neither Distributor nor any other person is authorized to make any other warranty and Distributor agrees that all of its sales of the Products will be made in accordance with the warranty set forth below.

                  b. Supplier warrants that the Product delivered by it will for a period of ninety (90) days from the date of the delivery from the Distributor to the customer, be free of defects in material and workmanship;

                  c. The sole and exclusive remedy under this warranty is limited to, at the Supplier's option, repair or replacement of the Product for defects in material and workmanship;

                  d. To qualify for this warranty, Distributor must (i) promptly notify Supplier of any defects, in writing; and (ii) have met Distributor's obligations under the Agreement;


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -8-

                  e. LIMITATION OF WARRANTY. THE WARRANTIES SET FORTH HEREIN ARE EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES AND OBLIGATIONS EXPRESS AND IMPLIED INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE;

                  f. Distributor expressly acknowledges that it is not entitled to incidental or consequential damages from Supplier, except for Supplier's intentional breach of the Agreement, and Supplier will not be liable for same.

         16.      SECURITY AGREEMENT

                  Supplier retains a security interest in any Products sold by Supplier to Distributor for inventory or warehousing, as well as in any insurance proceeds thereof, until all outstanding accounts on Products that have been delivered to Distributor have been paid to Supplier.

         17.      ASSIGNMENT

                  The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither party shall have the right to transfer or assign its interest in the Agreement without the prior written authorization of the other party, which consent shall not be unreasonably withheld; provided, however that, either party may assign the Agreement to a person who or entity which has acquired all or substantially all of the stock or assets of the assigning party, upon written notification to the other party hereto.

         18.      ARBITRATION

                  Any controversy or claim arising out of or relating to the Agreement, or its breach, shall be settled by arbitration, using one arbitrator, in the city of the source of supply of Products in accordance with the governing rules of the American Arbitration Association and applying Georgia law. Judgment upon the award rendered by the arbitrator may be entered into any court of competent jurisdiction.

         19.      MISCELLANEOUS

                  a.       NOTICES

                  Any notice required by the Agreement shall be deemed sufficient if sent by fax, overnight courier or certified mail, postage prepaid, to the party to be notified at the address set forth in the initial paragraph of the Agreement until written notice of a different address is supplied to the other party.

                  b.       ENTIRE AGREEMENT

                  The Agreement is the entire agreement between the parties hereto, there being no prior written or oral promises or representations not incorporated herein. No terms or conditions included in Distributor's purchase orders or other documents submitted by Distributor shall be of any effect and shall not be applicable to the ordering or supplying of Products, the terms and conditions in this Agreement being the only ones applicable.


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                        Page -9-

                  c.       APPLICABLE LAW

                  The Agreement shall be governed by the laws of the State of Georgia.

                  d.       AMENDMENTS

                  No amendments or modifications of the terms of the Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of both parties hereto.

                  e.       EXISTING OBLIGATIONS

                  Distributor and Supplier represent and warrant that the terms of the Agreement do not violate any existing obligations or contracts of either party. Supplier and Distributor shall defend, indemnify and hold harmless Supplier and Distributor from and against any and all claims, demands, actions or causes of action which are hereafter made or brought against Distributor or Supplier and which allege any such violation.

                  f.       NO AGENT

                  Neither party by reason of the Agreement or otherwise shall be an agent or legal representative of the other for any purpose whatsoever, and neither has any authority, either express or implied, to obligate or act for the other.

                  g.       DESIGN AND DISCONTINUANCE

                  Supplier reserves the sole right and discretion to change the design of or discontinue any Product and shall provide written notice to Distributor any such changes or discontinuances.

         20.      COUNTERPARTS

                  For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties have by their duly authorized officers, executed the Agreement on the 24th day of September, 1997.

                                       "DISTRIBUTOR"
                                       LYSONIX, INC., a Nevada corporation


                                       By: /s/ Donald K. McGhan
                                           -------------------------------------
                                       Its:    Chairman of the Board

"SUPPLIER"
THE MARENA GROUP, INC., a Georgia corporation



By:  /s/ Vera Watkins
    --------------------------------
Name:  Vera Watkins
      ------------------------------
Its:  President


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                       Page -10-

                       EXHIBIT A TO DISTRIBUTION AGREEMENT

                              PRODUCTS AND PRICING





                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                       PAGE -11-

                       EXHIBIT B TO DISTRIBUTION AGREEMENT

       EXISTING TERRITORIES COVERED BY DISTRIBUTORS APPOINTED BY SUPPLIER

EXCLUSIVE DISTRIBUTORS ALREADY IN PLACE
NO SALES PERMITTED BY DISTRIBUTOR (LySONIX, INC.)

-------------------------------------------------------------------
ARGENTINA                   ECUADOR              PANAMA
-------------------------------------------------------------------
BOLIVIA                     EL SALVADOR          URUGUAY
-------------------------------------------------------------------
BRAZIL                      GUATEMALA            PARAGUAY
-------------------------------------------------------------------
CHILE                       HONDURAS             PERU
-------------------------------------------------------------------
COLUMBIA                    MEXICO               PUERTO RICO
-------------------------------------------------------------------
COSTA RICA                  NICARAGUA            VENEZUELA
-------------------------------------------------------------------
DOMINICAN REPUBLIC
-------------------------------------------------------------------


NON-EXCLUSIVE DISTRIBUTORS ALREADY IN PLACE
SALES PERMITTED BY DISTRIBUTOR (LySONIX, INC.) ON NON-EXCLUSIVE BASIS

GERMANY
ITALY
SERBIA
SWITZERLAND

ALL INTERNATIONAL TERRITORIES NOT LISTED BECOME EXCLUSIVE TO DISTRIBUTOR (LYSONIX, INC.)


                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                       Page -11-

                       EXHIBIT C TO DISTRIBUTION AGREEMENT

                             STANDARD PURCHASE ORDER

                               NOTHING ON REVERSE





                                                                   LYSONIX, INC.
                                                          DISTRIBUTION AGREEMENT
                                                                       PAGE -13-